                                                                    Exhibit 4.14

                            STOCK PURCHASE AGREEMENT

          THIS AGREEMENT (this "Agreement"), is made as of March 26, 2002, by and among (i) Von Hoffmann Holdings Inc., a Delaware corporation (formerly Von Hoffmann Corporation, the "Company"), and (ii) DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ EAB Partners, and Donaldson, Lufkin & Jenrette Securities Corporation (collectively, the "Purchasers" and, each individually, a "Purchaser").

                              W I T N E S S E T H :

          WHEREAS, upon the terms and subject to the conditions herein, the Company proposes to sell up to an aggregate of 25,000,000 shares (the "Offered Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company.

          NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. PURCHASE AND SALE OF THE SECURITIES.

          (a) At the Initial Closing (as defined in Section 2(a) below), subject to the terms and conditions set forth herein, the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of shares of Common Stock listed opposite the name of such Purchaser in SCHEDULE I (the "Initial Shares") for the purchase price listed opposite the name of such Purchaser in SCHEDULE I (the "Initial Investment").

          (b) Subject to the terms and conditions set forth herein, the Purchasers may, at any time and from time to time, prior to December 31, 2002, elect (by written notice to the Company), in their respective sole discretion, to purchase in the aggregate up to 5,000,000 shares of Common Stock (the "Optional Shares" and, together with the Initial Shares, the "Shares") for a purchase price of $1.00 per share (any such purchase, an "Optional Investment") in accordance with Section 2(b) below.

          2. CLOSING.

          (a) The closing (the "Initial Closing") of the Initial Investment shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York ("WGM"), at 9:00 a.m. (New York City time) on the date hereof, or at such other place, or on such other date and time, as shall be mutually agreeable to the parties hereto.

          (b) The closing(s) (each an "Optional Closing" and, together with the Initial Closing, the "Closings"), if any, of an Optional Investment shall take place, if and only if a Purchaser elects to proceed with the Optional Investment, at the offices of WGM, at such time or times designated by such Purchaser within five (5) business days after such Purchaser delivers to the Company notice of its election to make an Optional Investment.

          (c) At each Closing, the Company shall deliver to each Purchaser certificates representing the Shares issued to such Purchaser, upon payment of the purchase price therefor by delivery to the Company of the amount thereof by wire transfer of immediately available funds to an account or accounts of the Company designated in writing by the Company to such Purchaser prior to such Closing.

          3. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT EACH CLOSING. The obligation of each Purchaser to purchase and pay for the Shares to be purchased at each Closing is subject to the satisfaction as of such Closing of the following conditions:

          (a) The representations and warranties of the Company contained in
Section 5 hereof shall be true and correct in all material respects at and as of such Closing as though then made.

          (b) All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to such Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchasers.

          4. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT EACH CLOSING. The obligation of the Company to issue and sell the Shares to a Purchaser upon a Closing is subject to the satisfaction as of such Closing by such Purchaser of the following conditions:

          (a) The representations and warranties of such Purchaser contained in
Section 6 hereof shall be true and correct in all material respects at and as of such Closing as though then made.

          (b) Such Purchaser shall have delivered to the Company, in accordance with Section 2(c) hereof, the applicable purchase price for the Shares being purchased by such Purchaser.

          5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser as follows:

          (a) the Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

          (b) this Agreement has been duly authorized, executed and delivered by the Company;

          (c) assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

          (d) the Shares of Common Stock to be issued to each Purchaser pursuant to this Agreement, when purchased, issued and delivered in accordance with the terms hereof, will be duly and validly issued and will be fully paid and nonassessable.

          6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants, severally and not jointly, to the Company that:

          (a) such Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

          (b) this Agreement has been duly executed and delivered by or on behalf of such Purchaser;

          (c) assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms;

          (d) such Purchaser is acquiring its respective Shares for investment purposes only and not with a current view to the sale or distribution thereof; such Purchaser's financial situation is such that such Purchaser can afford to bear the economic risk of holding its Shares for an indefinite period of time and suffer complete loss of such Purchaser's investment in its Shares; such Purchaser's knowledge and experience in financial and business matters are such that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment in its Shares; such Purchaser understands that the Shares are a speculative investment that involve a high degree of risk of loss of such Purchaser's investment therein, that there are substantial restrictions on the transferability of the Shares and that for an indefinite period there will be no public market for the Shares and, accordingly, it may not be possible to liquidate such Purchaser's investment in the Company in case of emergency, if at all; in making such Purchaser's decision to invest in the Shares hereunder, such Purchaser has relied upon independent investigations made by such Purchaser and, to the extent believed by such Purchaser to be appropriate, such Purchaser's representatives, including such Purchaser's own professional, tax and other advisors; and such Purchaser and such Purchaser's representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the investment in the Shares; and

          (e) each Purchaser hereby acknowledges that it is fully familiar with the Company and that no other representations or warranties, express or implied, regarding the Company, its business, operations, plans or prospects have been made to it by the Company or any other third party.

          7. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto.

          8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which taken together shall constitute one and the same Agreement.

          9. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          10. AMENDMENT/WAIVER. This agreement may amended, supplemented, modified or changed only by a written agreement making specific reference to this Agreement executed by the Company and the Purchasers; and any provision hereof may be waived, in whole or part, only by a written agreement making specific reference to this Agreement executed by the party making such waiver.

          11. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

          12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, return receipt requested:

          (a) If to any Purchaser, to:

                  DLJ Merchant Banking Partners II, L.P.
                  11 Madison Avenue
                  16th Floor
                  New York, NY  10010
                  Attention: David Burgstahler
                  Telecopy No.: (212) 325-5553

          (b) If to the Company, to:

                  Von Hoffmann Holdings Inc.
                  1000 Camera Avenue
                  St. Louis, MO  63126-1019
                  Attention: Chief Executive Officer
                  Telecopy No.: (314) 966-0983

Such names and addresses may be changed by written notice to each person listed above. All notices are effective upon receipt or upon refusal if properly delivered.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    VON HOFFMANN HOLDINGS INC.


                                         By: /s/ Peter C. Mitchell
                                             ---------------------------
                                         Name: Peter C. Mitchell
                                         Title: Chief Financial Officer

                                    DLJ MERCHANT BANKING PARTNERS II, L.P.

                                    By:  DLJ MERCHANT BANKING II, INC.,
                                             Managing General Partner


                                         By: /s/ Michael Isikow
                                             ---------------------------
                                         Name: Michael Isikow
                                         Title: Vice President

                                    DLJ DIVERSIFIED PARTNERS, L.P.

                                    By:  DLJ DIVERSIFIED PARTNERS, INC.


                                         By: /s/ Michael Isikow
                                             ---------------------------
                                         Name: Michael Isikow
                                         Title: Vice President


                                    DLJ EAB PARTNERS, L.P.

                                    By:  DLJ LBO PLANS MANAGEMENT
                                         CORPORATION
                                         Managing General Partner


                                         By: /s/ Michael Isikow
                                             ---------------------------
                                         Name: Michael Isikow
                                         Title: Vice President


                                    DLJ OFFSHORE PARTNERS II, C.V.

                                    By:  DLJ MERCHANT BANKING II, INC.,
                                             Managing General Partner


                                         By: /s/ Michael Isikow
                                             ---------------------------
                                         Name: Michael Isikow
                                         Title: Vice President

                                    DLJ DIVERSIFIED PARTNERS-A, L.P.

                                    By:  DLJ DIVERSIFIED PARTNERS, INC.
                                         Managing General Partner

                                          By: /s/ Michael Isikow
                                              --------------------------
                                          Name: Michael Isikow
                                          Title: Vice President


                                    DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                                    By:  DLJ MERCHANT BANKING II, INC., Managing
                                         General Partner


                                          By: /s/ Michael Isikow
                                              --------------------------
                                          Name: Michael Isikow
                                          Title: Vice President

                                    DLJ MILLENNIUM PARTNERS, L.P.

                                    By: DLJ MERCHANT BANKING II, INC., Managing
                                        General Partner


                                          By: /s/ Michael Isikow
                                              --------------------------
                                          Name: Michael Isikow
                                          Title: Vice President

                                    DLJ MILLENNIUM PARTNERS-A L.P.

                                    By:  DLJ MERCHANT BANKING II, INC., Managing
                                         General Partner


                                         By: /s/ Michael Isikow
                                             ---------------------------
                                         Name: Michael Isikow
                                         Title: Vice President

                                    DONALDSON, LUFKIN & JENRETTE SECURITIES
                                    CORPORATION


                                         By: /s/ Michael Isikow
                                             ---------------------------
                                         Name: Michael Isikow
                                         Title: Vice President

                                   SCHEDULE I

                                       TO

                            STOCK PURCHASE AGREEMENT

PURCHASER                                              NUMBER OF SHARES     PURCHASE PRICE

DLJ Merchant Banking Partners II, L.P.                       12,598,505     $   12,598,505

DLJ Merchant Banking Partners II-A, L.P.                        501,731     $      501,731

DLJ Offshore Partners II, C.V.                                  619,529     $      619,529

DLJ Diversified Partners, L.P.                                  736,566     $      736,566

DLJ Diversified Partners-A, L.P.                                273,535     $      273,535

DLJ Millennium Partners, L.P.                                   203,704     $      203,704

DLJ Millennium Partners-A, L.P.                                  39,731     $       39,731

DLJ EAB Partners, L.P.                                           56,566     $       56,566

Donaldson, Lufkin & Jenrette Securities
Corporation                                                   4,970,133     $    4,970,133

                                  TOTAL:                     20,000,000     $   20,000,000